AMENDED JOINT MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS AMENDED JOINT MEMBERSHIP INTEREST PURCHASE AGREEMENT (the "Amendment"), dated this November 28, 2012, is between Global Gold Corporation ("GGC") and Amarant Mining Ltd. ("Amarant" and together with GGC, the "Parties") and affects only their respective rights and obligations in connection with that the Joint Interest Membership Interest Purchase Agreement (the "MIPA"), dated December 2, 2011, among GGC, Amarant, and the other parties signatory thereto and amended on April 13, 2012 ("Amended MIPA").

WHEREAS:

Pursuant to the MIPA and all of its amendments the Parties agree that to date Amarant owes $3,275,000 to GGC.

NOW THEREFORE THIS AMENDMENT WITNESSES that in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties covenant and agree as follows:

1. AMENDMENTS

As concerns the rights and obligations of each of the Parties (and their permitted successors and assigns) to this Amendment and the MIPA, each of the Parties agree that the following subsections of the MIPA shall be replaced in its entirety by the following language as if such language had been included in the MIPA on the date of its execution:

1.1 Section 3.03(a):

(a) Amarant agrees that it shall pay GGC the following amounts by the close of business Central European Time ("CET") on the indicated dates: (i) $200,000 on November 29, 2012; (ii) $150,000 on or before November 30, 2012, (iii) $450,000 on or before December 6, 2012; (iv) $700,000 on or before December 17, 2012 and; (v) $1,775,000 on or before December 28, 2012. With respect to the payments in (iii), (iv) and (v) as the largest shareholder of Alluvia Mining Ltd. ("Alluvia"), Amarant guarantees that 50% of all funds raised by Alluvia shall be paid to GGC until such payments are satisfied in full. As further consideration and in satisfaction of any and all alleged damages resulting from of Amarant's failure to perform any obligation prior hereto, Amarant agrees to transfer to GGC One Million (1,000,000) ordinary shares of Alluvia held by Amarant, within 15 days of a fully executed lock-up agreement whereby GGC will be restricted from transferring any of such shares for a period of 6 months from the date of transfer. The Parties agree to act in good faith to prepare and agree on the terms of the lock-up agreement within 5 business days from the date hereof. Lastly, in the event that Amarant fails to make any payments hereunder on a timely basis, it hereby confesses to an arbitral award as to the unpaid amounts and the parties authorize the entry of such an arbitral award pursuant to the American Arbitration Association arbitration clauses previously agreed; this confession of arbitral award is verified by the undersigned who

have personal knowledge of the facts and affirm that they are for just debts arising from the sale of property, and this confession is signed by each of the undersigned under oath that the terms are true to the best of their knowledge. The parties further agree to execute and deliver any other documents which may be necessary to effectuate this confession and authorization of arbitral award within 48 hours of a request by the other party or the arbitrator

1.2 Section 3.03(d) Subject to Amarant's performance of Section 1.1 above, Section 3.03(d) of the MIPA shall be stricken in its entirety and GGC shall waive all rights to any claims of breach by Amarant related to this Section in its prior form.

1.3 Section 3.03(h) Subject to Amarant's performance of Section 1.1 above, the Parties agree to extend the deadline in such Section 3.03(h) until March 31, 2013.

2. FORBEARANCE.

As additional consideration for the Amendment, the Parties hereto agree to forbear on pursuing any action to accelerate on foreclosure under this Amendment until December 29, 2012. Such forbearance does not act as a waiver of any rights under the MIPA or this Amendment.

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3. CONFIDENTIALITY.

Subject to each of the Parties performance under this Agreement, the Parties and their attorneys shall keep the specific terms, conditions and covenants of this Agreement confidential except: (i) where mutually agreed to in writing by the Parties; (ii) where necessary to share such information with the Parties' accountants or attorneys; (iii) where disclosure to a governmental entity is required by law; or (iv) where disclosure is ordered by a court of competent jurisdiction. The Parties and their attorneys shall not communicate with anyone associated with any media or publication entities concerning the terms of this Agreement. This confidentiality provision is a material term of this Agreement, and its violation shall constitute a breach of this Agreement.

4. MISCELLANEOUS

The provisions of Section 10 of the MIPA shall also apply to this Amendment as if such provisions were set out below.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

Amarant Mining Ltd. 29/11-2012

By: ______________

Name:

Title:

Global Gold Corporation

By: ______________

Name: Van Krikorian

Title: Chairman and CEO